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EXHIBIT 99.1      PRESS RELEASE







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PRESS RELEASE


FOR IMMEDIATE RELEASE


CONTACT:


J. Thomas Johnson
Chairman of the Board,
President and Chief Executive Officer
DutchFork Bancshares, Inc.
(803) 321-3200



                           DUTCHFORK BANCSHARES, INC.
                           --------------------------
                        ANNOUNCES DATE OF ANNUAL MEETING
                        --------------------------------

      Newberry, South Carolina -- October 26, 2001 - DutchFork Bancshares, Inc. (Nasdaq Small Cap:DFBS) Newberry, South Carolina, announced today that the corporation's annual meeting of stockholders will be held on Wednesday, February 6, 2002.

      DutchFork Bancshares, Inc. is the holding company for Newberry Federal Savings Bank, which operates three banking locations in Newberry County in South Carolina.